                                                                 EXHIBIT 12

                              RALPHS GROCERY COMPANY
                      (FORMERLY FOOD 4 LESS SUPERMARKETS, INC.)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                               52 WEEKS ENDED       52 WEEKS ENDED      52 WEEKS ENDED       52 WEEKS ENDED       31 WEEKS ENDED
                               JUNE 29, 1991        JUNE 27, 1992        JUNE 26, 1993        JUNE 25, 1994      JANUARY 29, 1995
                             -----------------   ------------------   ------------------   ------------------   ------------------
                                        FIXED                FIXED                FIXED                FIXED                FIXED
                             EARNINGS  CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                             --------  -------   --------   -------   --------   -------   --------   -------   --------   -------
Income (loss) before
  provision for income
  taxes and extraordinary
  charges . . . . . . . . .  $(3,387)  $    --   $(25,555)  $    --   $(25,936)  $    --   $    --    $    --   $(11,500)  $    --

Add: Fixed charges:

Interest expense including
  amortization of deferred
  financing costs . . . . .   50,084    50,084     70,211    70,211     69,732    69,732    68,250     68,250     42,222    42,222

Interest factor in rent
  expense(1)  . . . . . . .    6,523     6,523     15,569    15,569     14,835    14,835    16,596     16,596     11,153    11,153
                             -------   -------   --------   -------   --------   -------   -------    -------   --------   -------
                             $53,220   $56,607   $ 60,225   $85,780   $ 58,631   $84,567   $84,846    $84,846   $ 41,875   $53,375
                             =======   =======   ========   =======   ========   =======   =======    =======   ========   =======

Ratio of earnings to fixed
  charges . . . . . . . . .       --                   --                   --                 1.0                    --
                             =======             ========             ========             =======              ========

Deficiency of earnings to
  cover fixed charges . . .  $ 3,387             $ 25,555             $ 25,936             $    --              $ 11,500
                             =======             ========             ========             =======              ========
- ------------------
(1)  Calculated as one-third of minimum rent expense:



                               52 WEEKS ENDED       52 WEEKS ENDED      52 WEEKS ENDED       52 WEEKS ENDED       31 WEEKS ENDED
                               JUNE 29, 1991        JUNE 27, 1992        JUNE 26, 1993        JUNE 25, 1994      JANUARY 29, 1995
                               --------------       --------------      --------------       --------------      ----------------
Minimum rent . . . . . . . . .    $19,570              $46,706              $44,504              $49,788              $33,458
Interest factor  . . . . . . .         /3                   /3                   /3                   /3                   /3
                                  -------              -------              -------              -------              -------
                                  $ 6,523              $15,569              $14,835              $16,596              $11,153
                                  =======              =======              =======              =======              =======

                             RALPHS GROCERY COMPANY
                   (FORMERLY FOOD 4 LESS SUPERMARKETS, INC.)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)




<Caption)
                                                                                                                PRO FORMA
                                   52 WEEKS ENDED            12 WEEKS ENDED         12 WEEKS ENDED            52 WEEKS ENDED
                                  JANUARY 28, 1996           APRIL 23, 1995         APRIL 21, 1996           JANUARY 28, 1996
                                ---------------------      ------------------     -------------------      ---------------------
                                              FIXED                    FIXED                   FIXED                     FIXED
                                EARNINGS     CHARGES       EARNINGS   CHARGES     EARNINGS    CHARGES      EARNINGS     CHARGES
                                ---------    --------      --------   -------     --------    -------      ---------    --------
Income (loss) before provision
  for income taxes and extra-
  ordinary charges............. $(259,617)   $     --      $(2,512)   $    --     $(31,981)   $    --      $(289,100)   $     --

Add Fixed charges:

Interest expense including
  amortization of deferred
  financing costs..............   178,774     178,774       16,916     16,916       56,084     56,084        246,200     246,200

Interest factor in rent
  expense(1)...................    32,584      32,584        5,484      5,484        9,873      9,873         32,584      32,584
                                ---------    --------      -------    -------     --------    -------      ---------    --------
                                $ (48,259)   $211,358      $19,888    $22,400     $ 33,976    $65,957      $ (10,316)   $278,784
                                =========    ========      =======    =======     ========    =======      =========    ========
Ratio of earnings to fixed
  charges.....................         --                       --                      --                        --
                                =========                  =======                ========                 =========
Deficiency of earnings to
  cover fixed charges.........  $ 259,617                  $ 2,512                $ 31,981                 $ 289,100
                                =========                  =======                ========                 =========
- ------------------------------
(1) Calculated as one-third of minimum rent expense:


                                                                                                                 PRO FORMA
                                      52 WEEKS ENDED          12 WEEKS ENDED         12 WEEKS ENDED            52 WEEKS ENDED
                                     JANUARY 28, 1996         APRIL 23, 1995         APRIL 21, 1996           JANUARY 28, 1996
                                     ----------------         --------------         --------------           ----------------
Minimum rent..................            $97,752                 $16,451                $29,620                   $97,752
Interest factor...............                 /3                      /3                     /3                        /3
                                          -------                 -------                -------                   -------
                                          $32,584                 $ 5,484                $ 9,873                   $32,584
                                          =======                 =======                =======                   =======

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)


              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(a)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                     53 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS         20 WEEKS
                                      ENDED            ENDED            ENDED            ENDED            ENDED            ENDED
                                    FEBRUARY 3,      FEBRUARY 2,      JANUARY 31,      JANUARY 30,      JANUARY 29,      JUNE 13,
                                       1991             1992             1993             1994             1995            1995
                                    -----------      -----------      -----------      -----------      -----------      --------
Earnings (loss) before income
  taxes, cumulative effect of
  change in accounting and
  extraordinary item . . . . . .     $(25,529)        $(27,734)        $  2,792         $ 30,317         $ 32,118         $ 7,400

Add:

  Portion of rents
    representative of the
    interest factor  . . . . . .       12,936           15,135           17,745           19,218           19,467           7,987

  Capitalized interest   . . . .          915              510            1,074              740              325              32

  Interest expense   . . . . . .      128,477          130,206          125,611          108,755          112,651          41,000
                                     --------         --------         --------         --------         --------         -------
  Earnings as adjusted   . . . .     $116,799         $118,117         $147,222         $159,030         $164,561         $56,419
                                     ========         ========         ========         ========         ========         =======

Fixed charges:

  Interest expense . . . . . . .      128,477          130,206          125,611          108,755          112,651          41,000

  Capitalized interest . . . . .          915              510            1,074              740              325              32

  Portion of rents
    representative of the
    interest factor  . . . . . .       12,936           15,135           17,745           19,218           19,467           7,987
                                     --------         --------         --------         --------         --------         -------
  Total fixed charges  . . . . .     $142,328         $145,851         $144,430         $128,713         $132,443         $49,019
                                     ========         ========         ========         ========         ========         =======
Ratio of earnings to
  fixed charges  . . . . . . . .          -- (b)           -- (b)          1.02             1.24             1.24            1.15
                                     ========         ========         ========         ========         ========         =======


- ---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings (loss) before income taxes, cumulative effect of change in accounting, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).

(b) Earnings before income taxes and fixed charges were insufficient to cover fixed charges for the periods ended February 3, 1991 and February 2, 1992 by $25,529 and $27,734, respectively.
